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                                                                     EXHIBIT 23

                         [ERNST & YOUNG LLP LETTERHEAD]






                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-59244) pertaining to the Security National Bank and Trust Company 401(k) Profit Sharing Savings Plan and Trust and Registration Statement (Form S-8 No. 33-80761) pertaining to the Security Banc Corporation 1995 Stock Option Plan of our report date January 11, 1996, with respect to the consolidated financial statements of Security Banc Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                              ERNST & YOUNG LLP


March 18, 1996